Exhibit 99.1
Delivers Strong Q3 Performance and Increases EPS and Cash Flow Guidance
Beer Business Depletion Growth Accelerates; Achieves ~8% Import Depletion Growth

	Net Sales	Operating Income	Earnings Before Interest & Taxes (EBIT)	Diluted Net Income (Loss) Per Share Attributable to CBI (EPS)	Diluted EPS Excluding Canopy
Third Quarter Fiscal Year 2020 Financial Highlights (1) | In millions, except per share data
Reported	$1,999	$267	NA	$1.85	NA
% Change	1%	(52%)	NA	19%	NA
Comparable	$1,999	$644	$604	$2.14	$2.39
% Change	1%	5%	(6%)	(10%)	1%
(1) Definitions of reported, comparable, and organic, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. | NA=Not Applicable
HIGHLIGHTS

•	Generates reported basis EPS of $1.85 and comparable basis EPS of $2.14, including Canopy Growth equity losses of $0.25; excluding Canopy Growth equity losses, achieved comparable basis EPS of $2.39

•	Generates $2.1 billion of operating cash flow and $1.5 billion of free cash flow, an increase of 5% and 14%, respectively

•	Increases fiscal 2020 reported basis EPS outlook to $0.95 - $1.05; increases comparable basis EPS outlook to $9.45 - $9.55

•	Increases fiscal 2020 operating cash flow target to approximately $2.3 billion and free cash flow projection to $1.5 - $1.6 billion

•	Agrees to revise original Wine & Spirits agreement with Gallo in connection with Federal Trade Commission review; expected to close by the end of fiscal 2020

•	In a separate, but related, transaction, agrees to divest Nobilo Wine brand to Gallo for $130 million; expected to close in first half fiscal 2021

•	Signs agreement with Kings & Convicts Brewing to divest the Ballast Point brand and certain related facilities; expected to close by the end of fiscal 2020

•	Promotes Garth Hankinson to Constellation’s CFO replacing David Klein who will assume the Canopy Growth CEO role

•	Declares quarterly cash dividend

Darling,
YOU'RE A
HEAVY POUR
BRING
YOUR OWN
SPIRIT™
SVEDKA
IMPORTED SWEDISH
VODKA
ENJOY RESPONSIBLY. © 2018 SPIRITS MARQUE ONE,
SAN FRANCISCO, CA. 40% ALC. BY VOL.

”It’s shaping up to be a dynamic year at Constellation. We delivered strong performance in Q3 powered largely by our beer business and we are increasing our EPS and cash flow guidance for the year. Our Wine & Spirits transformation strategy is gaining traction and our revised agreement with Gallo paves the way for accelerated growth and margin performance for this business going forward.”

“The strong free cash flow we generated year to date reflects the powerful cash generation capability of our core business and will enable the company to return $4.5 billion in cash to shareholders in share repurchases and dividends through fiscal 2022. In addition, with debt reduction of almost $1.3 billion so far this year, we’ve made significant progress toward achieving our leverage target of less than four times.”

Bill Newlands	David Klein
President and Chief Executive Officer	Chief Financial Officer

Constellation Brands, Inc. Q3 FY2020 Earnings Release	1

beer
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
November 30, 2019	72.6		$1,310.6	$514.9
November 30, 2018	68.0		$1,209.8	$450.9
% Change	6.8%	7.3%	8.3%	14.2%
HIGHLIGHTS

•
Constellation Beer Business posted import beer depletion growth of 7.9% and overall depletion growth of 7.3% driven by Modelo Especial, which grew depletions nearly 15% and solidified its position as the #4 beer brand in the entire U.S. beer category.

•	The Corona Brand Family grew nearly 7% in IRI channels driven by the continued strength of Corona Premier, Corona Refresca, and renewed growth of Corona Extra.

•	Corona Seltzer launch is planned for the start of fiscal 2021.

•	The remaining beer shipment volume timing benefit which occurred at year-end fiscal 2019 is expected to reverse during the fourth quarter of fiscal 2020.

•
Operating margin increased 200 basis points to 39.3%, as benefits from favorable pricing and COGS were partially offset by higher marketing.
•
The beer business is now targeting 7 - 8% net sales and 8 - 9% operating income growth for fiscal 2020.

CERVECERIA MODELO MEXICO
CERVEZA
Modelo
1925
Especial
Golden, full-flavored pilsner-style lager with a clean, crisp finish
#4 BEER
IN DOLLAR SALES IN THE U.S.
ROLLING 52-WEEK PERIOD

wine and spirits
	Shipment Volume	Organic Shipment Volume (2)	Depletion Volume (2)	Net Sales (3)	Organic Net Sales (1)	Operating Income (3)
Three Months Ended | In millions; branded product, 9-liter case equivalents
November 30, 2019	12.8	12.8		$688.8	$688.8	$180.4
November 30, 2018	14.8	14.5		$762.8	$754.3	$206.0
% Change	(13.5%)	(11.7%)	(5.8%)	(9.7%)	(8.7%)	(12.4%)

(2) Three months ended November 30, 2018, includes an adjustment to remove volume associated with the Black Velvet Divestiture for the period November 1, 2018, through November 30, 2018.
(3) Three months ended November 30, 2018, includes $8.5 million of net sales and $4.3 million of gross profit less marketing that are no longer part of the wine and spirits segment results after the sale of the Black Velvet Canadian Whisky business (which occurred on November 1, 2019).
HIGHLIGHTS

•
The Power Brand strategy is gaining momentum as marketplace performance for these brands continues to outpace the overall U.S. wine and spirits category driven by Kim Crawford, Meiomi, and The Prisoner brand family, which generated double digit growth in IRI channels during the quarter.

•
Power Brand depletion volume grew 3.3% and was impacted by a shift in Thanksgiving holiday timing with distributor and retailer replenishment shifting to fourth quarter. Power Brands priced at the greater than $11 retail price point grew 9% and gained share of higher-end wine in IRI channels.

•
The wine and spirits innovation pipeline is primed with impactful innovation for the fourth quarter of fiscal 2020 including the introduction of Crafters Union Bubbles, Ruffino Organic Prosecco, and The Prisoner Unshackled, a new product introduction from The Prisoner Wine Company. Crafters Union has already achieved status as the #1 wine in a can growth driver in the U.S. wine market.

•	SVEDKA continued its hot streak with ongoing share gains in the U.S. vodka category growing nearly 8% in IRI channels.

●  Operating margin decreased 80 basis points to 26.2% as mix benefits were more than offset by higher COGS and SG&A as a percent of net sales.
●  The wine and spirits business now expects fiscal 2020 net sales and operating income decline of 8 - 10%, largely due to updated assumptions surrounding the close of the Gallo transactions.

THE PRISONER
WINE COMPANY
THE PRISONER
WINE COMPANY
THE PRISONER
WINE COMPANY

The Prisoner Unshackled

Constellation Brands, Inc. Q3 FY2020 Earnings Release	2

OUTLOOK
The table below sets forth management’s current EPS expectations for fiscal 2020 compared to fiscal 2019 actual results, both on a reported basis, a comparable basis, and a comparable basis excluding Canopy equity earnings (losses) and related activities.

	Reported Basis		Comparable Basis
	FY20 Estimate	FY19 Actual	FY20 Estimate (Excl. Canopy)	FY19 Actual	FY19 Actual (Excl. Canopy)
Fiscal Year Ending February 28/29	$0.95 - $1.05	$17.57	$9.45 - $9.55	$9.28	$9.34
Fiscal 2020 Guidance Assumptions:
●  Beer: net sales growth of 7 - 8% and operating income growth of 8 - 9%
●  Wine and Spirits: net sales and operating income decline of 8 - 10%
●  Interest expense: approximately $430 million
●  Tax rate: reported 97% to 99%, reflecting fiscal 2020 year to date Canopy fair value tax benefit, comparable excluding Canopy equity earnings impact approximately 18%

●  Weighted average diluted shares outstanding: approximately 195 million; assumes no additional share repurchases for fiscal 2020
●  Operating cash flow: $2.2 - $2.4 billion
●  Capital expenditures: $700 - $800 million, including approximately $560 million targeted for Mexico beer operations expansion activities
●  Free cash flow: $1.5 - $1.6 billion

The reported basis EPS guidance includes the fiscal 2020 year to date Canopy equity earnings and related activities impact. Our guidance does not reflect future changes in the fair value of the company’s investments in Canopy’s warrants and convertible debt securities. Additionally, the company continues to evaluate the future potential equity earnings impact from the Canopy equity method investment and related activities and, as such, these items have been excluded from the guidance assumptions noted above.

For guidance purposes, the revised Wine and Spirits transaction to sell a portion of the business to E. & J. Gallo Winery (“Gallo”) (the “Revised Wine and Spirits Transaction”) is now assumed to close at the end of fiscal 2020 and the separate, but related, agreement to divest the Nobilo Wine brand to Gallo (the “Nobilo Transaction”) is assumed to close in the first half of fiscal 2021. The guidance excludes any additional gain or loss from these transactions. Proceeds from the Revised Wine and Spirits and Nobilo transactions are expected to be used primarily for the repayment of debt.

The following table presents estimated selected wine and spirits segment financial information included in our consolidated financial statements that will no longer be part of our consolidated results after the Revised Wine and Spirits and Nobilo transactions:

Estimated Information for Businesses to be Sold to Gallo	FY19 Q4	FY20 Q1	FY20 Q2	FY20 Q3
(in millions)
Shipment volume (9-liter case equivalents)	6.3	5.8	5.3	4.3
Net sales	$241	$223	$227	$164
CAM (gross profit less marketing)	$93	$88	$82	$54

In addition, the company sold the Black Velvet Canadian Whisky business on November 1, 2019. The approximate fiscal 2020 shipment volume, net sales, and gross profit less marketing totaled 1.6 million 9-liter case equivalents, $50.3 million, and $23.2 million, respectively.

As a result of the Gallo transactions, a stranded cost reduction plan of $130 million is expected to be realized over the fiscal 2021 to fiscal 2022 timeframe.

Constellation Brands, Inc. Q3 FY2020 Earnings Release	3

QUARTERLY DIVIDEND
On January 7, 2020, Constellation’s board of directors declared a quarterly cash dividend of $0.75 per share of Class A Common Stock and $0.68 per share of Class B Common Stock, payable on February 25, 2020, to stockholders of record as of the close of business on February 11, 2020.
† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our website cbrands.com under “Investors/Reporting” prior to the call.

CANOPY GROWTH INVESTMENT
Constellation’s share of Canopy Growth’s equity earnings and related activities for third quarter of fiscal 2020 totaled a gain of $46.2 million on a reported basis and a loss of $71.1 million on a comparable basis.

Constellation has recognized a $223 million unrealized net gain in reported basis results since the initial Canopy investment in November 2017; $534 million decrease in the fair value of Canopy investments was recognized for third quarter of fiscal 2020.

AWARDS & RECOGNITION

Kim Crawford 2018 Sauvignon Blanc came in at the #1 spot on the list of wines purchased on Wine.com during 2019, and Meiomi 2017 Pinot Noir was #3. Additional brands that made the exclusive list include The Prisoner at #14 and Saldo Zinfandel at #90. The Wine.com Top 100 is based on consumer purchasing behavior.

KIM CRAWFORD
Sauvignon Blanc
MARLBOROUGH
MEIOMI
MEIOMI
PINOT NOIR
MONTEREY COUNTY • SANTA BARBARA COUNTY • SONOMA COUNTY
Unifying three of California's most notable coastal areas, from the maritime mist of Sonoma, to the chilly fog of Santa Barbara and the howling winds of Monterey in between — our Pinot Noir vineyards lay the foundation for one dynamic blend. With a soft hand in the cellar and gentle winemaking techniques, the wine evolves into an elegant balance of spice and fruit, weight and restraint.
13.7 % ALCOHOL BY VOLUME / 750 MILLILITERS
The Prisoner
SALDO

ABOUT CONSTELLATION BRANDS

Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported beer brands such as the Corona and Modelo brand families, and Pacifico. Its high-quality wine and spirits brands include the Robert Mondavi and The Prisoner Wine Company brand families, Kim Crawford, Ruffino, Meiomi, and SVEDKA Vodka. The company’s portfolio also includes a collection of highly-rated wine brands such as SIMI and Mount Veeder Winery, spirits brands High West Whiskey and Casa Noble Tequila, as well as new wine innovations such as Cooper & Thief, 7 Moons, and Crafters Union.

Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors, and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Since its founding in 1945, Constellation’s ability to see, meet and stay ahead of shifting consumer preferences and trends across total beverage alcohol has fueled our success and made us one of the top growth contributors in beverage alcohol in the U.S.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Mike McGrew	773-251-4934	michael.mcgrew@cbrands.com	Patty Yahn-Urlaub	585-678-7483	patty.yahn-urlaub@cbrands.com
Amy Martin	585-678-7141	amy.martin@cbrands.com	Bob Czudak	585-678-7170	bob.czudak@cbrands.com

Constellation Brands, Inc. Q3 FY2020 Earnings Release	4

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are amounts as reported under generally accepted accounting principles. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, future financial position, expected effective tax rates and anticipated tax liabilities, estimated revenues, projected costs, expected net sales and operating income, estimated diluted EPS, expected cash flow, future payments of dividends, prospects, plans and objectives of management, and manner and timing of share repurchases pursuant to the share repurchase authorization, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation Brands may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on February 28, 2020, the public can continue to rely on the Projections as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger, or any other business combination, divestiture, restructuring, or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur. The pending Revised Wine and Spirits Transaction and the pending Nobilo Transaction (collectively, the “Wine and Spirits Transactions”) are each subject to the satisfaction of certain closing conditions, including, but not limited to, receipt of required regulatory clearances and governmental approvals, and the pending Ballast Point transaction is subject to the satisfaction of certain customary closing conditions. The Nobilo Transaction is also conditioned on completion of the Revised Wine and Spirits Transaction. There can be no assurance the Wine and Spirits Transactions or the Ballast Point transaction will occur or will occur on the terms or timetables contemplated hereby.
In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	completion and timing of the pending Wine and Spirits Transactions and the pending Ballast Point transaction;

•
impact of the Ballast Point transaction and the Wine and Spirits Transactions, amount and use of expected proceeds from the pending transactions, amount of stranded costs, and amount and timing of cost reductions may vary from management’s current expectations;

•	amount of contingent consideration, if any, received in the Revised Wine and Spirits Transaction will depend on actual brand performance;

•	beer operations expansion, construction, and optimization activities, and costs and timing associated with these activities, may vary from management’s current estimates;

•	accuracy of supply projections, including those relating to beer operations expansion activities and glass sourcing;

•	operating cash flow, free cash flow, effective tax rate, and capital expenditures to support long-term growth may vary from management’s current estimates;

•	accuracy of projections associated with market opportunities and with previously announced acquisitions, investments, and divestitures;

•	accuracy of projections relating to the Canopy investments may vary from management’s current expectations;

•	exact duration of the share repurchase implementation and the amount, timing, and source of funds for any share repurchases;

•	amount and timing of future dividends are subject to the determination and discretion of the board of directors;

•	raw material and water supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers;

•
general economic, geo-political, domestic, international and regulatory conditions, instability in world financial markets, unanticipated environmental liabilities and costs, or enhanced competitive activities;

•
changes to international trade agreements and tariffs, accounting standards, elections or assertions, tax laws or other governmental rules and regulations, and other factors which could impact the company’s reported financial position, results of operations, or effective tax rate, and accuracy of any associated projections;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices, and raw material costs; and

•
other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2019, as supplemented by the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2019, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. Q3 FY2020 Earnings Release	5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions, unaudited)

	November 30, 2019	February 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$93.7	$93.6
Accounts receivable	808.3	846.9
Inventories	1,358.8	2,130.4
Prepaid expenses and other	484.3	613.1
Assets held for sale - current	724.8	—
Total current assets	3,469.9	3,684.0
Property, plant, and equipment	5,187.2	5,267.3
Goodwill	7,771.8	8,088.8
Intangible assets	2,721.3	3,198.1
Equity method investments	3,058.7	3,465.6
Securities measured at fair value	1,040.2	3,234.7
Deferred income taxes	2,663.0	2,183.3
Assets held for sale	562.5	—
Other assets	619.1	109.7
Total assets	$27,093.7	$29,231.5

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$281.5	$791.5
Current maturities of long-term debt	734.8	1,065.2
Accounts payable	676.5	616.7
Other accrued expenses and liabilities	767.4	690.4
Total current liabilities	2,460.2	3,163.8
Long-term debt, less current maturities	11,339.7	11,759.8
Deferred income taxes and other liabilities	1,257.5	1,470.7
Total liabilities	15,057.4	16,394.3
CBI stockholders’ equity	11,709.4	12,551.0
Noncontrolling interests	326.9	286.2
Total stockholders’ equity	12,036.3	12,837.2
Total liabilities and stockholders’ equity	$27,093.7	$29,231.5

Constellation Brands, Inc. Q3 FY2020 Earnings Release	6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
Sales	$2,181.5	$2,160.6	$7,037.4	$6,916.3
Excise taxes	(182.1)	(188.0)	(596.8)	(597.5)
Net sales	1,999.4	1,972.6	6,440.6	6,318.8
Cost of product sold	(1,011.9)	(1,002.6)	(3,238.5)	(3,132.0)
Gross profit	987.5	970.0	3,202.1	3,186.8
Selling, general, and administrative expenses	(406.3)	(413.5)	(1,251.7)	(1,239.9)
Impairment of assets held for sale	(390.0)	—	(417.0)	—
Gain (loss) on sale of business	76.0	—	76.0	—
Operating income (loss)	267.2	556.5	1,609.4	1,946.9
Income (loss) from unconsolidated investments	(456.5)	(134.6)	(2,711.8)	918.2
Interest expense	(103.1)	(72.8)	(329.3)	(248.6)
Loss on extinguishment of debt	—	(1.7)	(2.4)	(1.7)
Income (loss) before income taxes	(292.4)	347.4	(1,434.1)	2,614.8
(Provision for) benefit from income taxes	658.9	(35.3)	1,046.5	(405.1)
Net income (loss)	366.5	312.1	(387.6)	2,209.7
Net income (loss) attributable to noncontrolling interests	(6.1)	(9.0)	(22.6)	(13.3)
Net income (loss) attributable to CBI	$360.4	$303.1	$(410.2)	$2,196.4

Net income (loss) per common share attributable to CBI:
Basic – Class A Common Stock	$1.90	$1.62	$(2.17)	$11.66
Basic – Class B Convertible Common Stock	$1.73	$1.47	$(1.98)	$10.59

Diluted – Class A Common Stock	$1.85	$1.56	$(2.17)	$11.21
Diluted – Class B Convertible Common Stock	$1.71	$1.45	$(1.98)	$10.35

Weighted average common shares outstanding:
Basic – Class A Common Stock	168.346	166.364	168.258	167.203
Basic – Class B Convertible Common Stock	23.314	23.318	23.316	23.322

Diluted – Class A Common Stock	194.856	194.820	168.258	195.921
Diluted – Class B Convertible Common Stock	23.314	23.318	23.316	23.322

Cash dividends declared per common share:
Class A Common Stock	$0.75	$0.74	$2.25	$2.22
Class B Convertible Common Stock	$0.68	$0.67	$2.04	$2.01

Constellation Brands, Inc. Q3 FY2020 Earnings Release	7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited)

	Nine Months Ended
	November 30, 2019	November 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(387.6)	$2,209.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net (gain) loss on securities measured at fair value	2,200.9	(786.5)
Deferred tax provision (benefit)	(1,192.8)	208.1
Depreciation	248.9	250.1
Stock-based compensation	50.6	51.1
Equity in (earnings) losses of equity method investees, net of distributed earnings	512.5	(18.4)
Noncash lease expense	66.6	—
Impairment and amortization of intangible assets	15.3	4.5
Amortization of debt issuance costs and loss on extinguishment of debt	13.0	25.8
Net gain (loss) on sale of unconsolidated investment	(0.4)	(99.8)
Impairment of assets held for sale	417.0	—
(Gain) loss on sale of business	(76.0)	—
Loss on inventory and related contracts	122.7	—
Net income tax benefit related to the Tax Cuts and Jobs Act	—	(37.6)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Accounts receivable	41.3	(56.4)
Inventories	(134.5)	(127.7)
Prepaid expenses and other current assets	40.1	(56.6)
Accounts payable	135.6	301.3
Other accrued expenses and liabilities	(20.1)	33.7
Other	23.2	72.6
Total adjustments	2,463.9	(235.8)
Net cash provided by (used in) operating activities	2,076.3	1,973.9
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(538.3)	(620.3)
Purchases of businesses, net of cash acquired	(36.2)	(45.3)
Investments in equity method investees and securities	(33.7)	(4,077.3)
Proceed from sales of assets	0.7	46.3
Proceeds from sale of unconsolidated investment	—	110.2
Proceeds from sale of business	269.7	—
Other investing activities	1.9	(0.9)
Net cash provided by (used in) investing activities	(335.9)	(4,587.3)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1,291.3	3,657.6
Principal payments of long-term debt	(2,061.0)	(45.3)
Net proceeds from (repayments of) short-term borrowings	(510.0)	(14.5)
Dividends paid	(427.0)	(417.9)
Purchases of treasury stock	(50.0)	(504.3)
Proceeds from shares issued under equity compensation plans	38.9	32.6
Payments of minimum tax withholdings on stock-based payment awards	(14.2)	(13.6)
Payments of debt issuance costs	(8.2)	(33.3)
Net cash provided by (used in) financing activities	(1,740.2)	2,661.3

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(7.6)

Net increase (decrease) in cash and cash equivalents	0.1	40.3
Cash and cash equivalents, beginning of period	93.6	90.3
Cash and cash equivalents, end of period	$93.7	$130.6

Constellation Brands, Inc. Q3 FY2020 Earnings Release	8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions, unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because we use this information in monitoring and evaluating the underlying business trends of our core operations. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance.
The divestiture impacting the periods below consists of the Black Velvet Divestiture (sold November 1, 2019).

	Three Months Ended			Nine Months Ended
	November 30, 2019	November 30, 2018	Percent Change	November 30, 2019	November 30, 2018	Percent Change
Consolidated net sales	$1,999.4	$1,972.6	1%	$6,440.6	$6,318.8	2%
Less: Black Velvet Divestiture (1)	—	(8.5)		—	(8.5)
Consolidated organic net sales	$1,999.4	$1,964.1	2%	$6,440.6	$6,310.3	2%

Beer net sales	$1,310.6	$1,209.8	8%	$4,428.4	$4,112.0	8%

Wine and Spirits net sales	$688.8	$762.8	(10%)	$2,012.2	$2,206.8	(9%)
Less: Black Velvet Divestiture (1)	—	(8.5)		—	(8.5)
Wine and Spirits organic net sales	$688.8	$754.3	(9%)	$2,012.2	$2,198.3	(8%)

(1)	For the period November 1, 2018, through November 30, 2018, included in the three months and nine months ended November 30, 2018.

Constellation Brands, Inc. Q3 FY2020 Earnings Release	9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2019	November 30, 2018	Percent Change	November 30, 2019	November 30, 2018	Percent Change
Beer
(in millions, branded product, 24-pack, 12-ounce case equivalents)
Shipment volume	72.6	68.0	6.8%	246.6	233.2	5.7%

Depletion volume (1)			7.3%			6.6%

Wine and Spirits
(in millions, branded product, 9-liter case equivalents)
Shipment volume	12.8	14.8	(13.5%)	39.6	44.3	(10.6%)
Organic shipment volume (2)	12.8	14.5	(11.7%)	39.6	44.0	(10.0%)
U.S. Domestic shipment volume	11.6	13.8	(15.9%)	36.4	41.1	(11.4%)
U.S. Domestic organic shipment volume (2)	11.6	13.5	(14.1%)	36.4	40.8	(10.8%)
U.S. Domestic Power Brands shipment volume (3)	5.9	5.9	—%	16.7	17.5	(4.6%)

U.S. Domestic depletion volume (1) (4)			(5.8%)			(7.0%)
U.S. Domestic Power Brands depletion volume (1) (3)			3.3%			1.0%

(1)	Depletions represent distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)
Includes an adjustment to remove shipment volume associated with the Black Velvet Divestiture for the period November 1, 2018, through November 30, 2018, for the three months and nine months ended November 30, 2018.

(3)	U.S. Domestic Power Brands include the following brands and/or portfolio of brands:
	Wine Brands			Wine Portfolio of Brands	Spirits Brands
	● 7 Moons	● Drylands	● SIMI	● Charles Smith	● Casa Noble
	● Auros	● Kim Crawford	● Spoken Barrel	● Prisoner	● High West
	● Champagne Palmer & Co	● Meiomi		● Robert Mondavi	● Mi CAMPO
	● Cooper & Thief	● Mount Veeder		● Schrader	● Nelson’s Green Brier
	● Crafters Union	● Nobilo			● SVEDKA
	● Cuvée Sauvage	● Ruffino			● The Real McCoy
(4)
Includes an adjustment to remove depletion volume associated with the Black Velvet Divestiture for the period November 1, 2018, through November 30, 2018, for the three months and nine months ended November 30, 2018.

Constellation Brands, Inc. Q3 FY2020 Earnings Release	10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES SUMMARIZED SEGMENT AND INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS INFORMATION (in millions, unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2019	November 30, 2018	Percent Change	November 30, 2019	November 30, 2018	Percent Change
Beer
Segment net sales	$1,310.6	$1,209.8	8%	$4,428.4	$4,112.0	8%
Segment gross profit	$735.3	$651.0	13%	$2,468.1	$2,243.8	10%
% Net sales	56.1%	53.8%		55.7%	54.6%
Segment operating income (loss)	$514.9	$450.9	14%	$1,780.8	$1,601.5	11%
% Net sales	39.3%	37.3%		40.2%	38.9%

Wine and Spirits
Wine net sales	$601.2	$670.3	(10%)	$1,747.3	$1,933.1	(10%)
Spirits net sales	87.6	92.5	(5%)	264.9	273.7	(3%)
Segment net sales	$688.8	$762.8	(10%)	$2,012.2	$2,206.8	(9%)
Segment gross profit	$310.6	$340.9	(9%)	$874.4	$968.3	(10%)
% Net sales	45.1%	44.7%		43.5%	43.9%
Segment operating income (loss)	$180.4	$206.0	(12%)	$501.6	$575.2	(13%)
% Net sales	26.2%	27.0%		24.9%	26.1%
Segment income (loss) from unconsolidated investments	$31.6	$28.4	11%	$34.6	$32.2	7%

Corporate Operations and Other
Segment operating income (loss)	$(51.3)	$(45.0)	14%	$(148.7)	$(146.5)	2%
Segment income (loss) from unconsolidated investments	$(0.5)	$0.9	NM	$(1.8)	$(0.3)	NM

Canopy equity earnings (losses) (1)	$(71.1)	NA		$(180.2)	NA

Consolidated operating income (loss)	$267.2	$556.5		$1,609.4	$1,946.9
Comparable Adjustments	376.8	55.4		524.3	83.3
Comparable operating income (loss)	$644.0	$611.9		$2,133.7	$2,030.2

Consolidated income (loss) from unconsolidated investments	$(456.5)	$(134.6)		$(2,711.8)	$918.2
Comparable Adjustments	416.5	163.9		2,564.4	(886.3)
Comparable income (loss) from unconsolidated investments	$(40.0)	$29.3		$(147.4)	$31.9

Consolidated EBIT	$604.0	$641.2		$1,986.3	$2,062.1

(1)
Beginning March 1, 2019, we have changed our internal management financial reporting to include Canopy as a segment. We recognize our equity in earnings (losses) for Canopy on a two-month lag. Accordingly, we recognized our share of Canopy’s earnings (losses) for the periods July 1, 2019, through September 30, 2019, and January 1, 2019, through September 30, 2019 in our consolidated results for the three months and nine months ended November 30, 2019, respectively. The summarized financial information below represents 100% of Canopy’s reported results, prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), and converted from Canadian dollars to U.S. dollars using the weighted average exchange rates for July 1, 2019, through September 30, 2019, and January 1, 2019, through September 30, 2019.

		Three Months Ended		Nine Months Ended
		November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
	Net sales	$58.0	NA	$196.4	NA
	Gross profit (loss)	$(7.3)	NA	$13.8	NA
	% Net sales	(12.6)%	NA	7.0%	NA
	Operating income (loss)	$(210.8)	NA	$(541.3)	NA
	% Net sales	NM	NA	NM	NA
NM=Not Meaningful

Constellation Brands, Inc. Q3 FY2020 Earnings Release	11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data, unaudited)

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please refer to our website at http://www.cbrands.com/investors/reporting for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended November 30, 2019			Three Months Ended November 30, 2018			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$1,999.4		$1,999.4	$1,972.6		$1,972.6	1%	1%
Cost of product sold	(1,011.9)	$58.4		(1,002.6)	$21.9
Gross profit	987.5	58.4	$1,045.9	970.0	21.9	$991.9	2%	5%
Selling, general, and administrative expenses	(406.3)	4.4		(413.5)	33.5
Impairment of assets held for sale	(390.0)	390.0		—
Gain (loss) on sale of business	76.0	(76.0)		—
Operating income (loss)	267.2	376.8	$644.0	556.5	55.4	$611.9	(52%)	5%
Income (loss) from unconsolidated investments	(456.5)	416.5		(134.6)	163.9
EBIT			$604.0			$641.2	NA	(6%)
Interest expense	(103.1)			(72.8)	(20.3)
Loss on extinguishment of debt	—			(1.7)	1.7
Income (loss) before income taxes	(292.4)	793.3	$500.9	347.4	200.7	$548.1	(184%)	(9%)
(Provision for) benefit from income taxes (1)	658.9	(736.1)		(35.3)	(42.1)
Net income (loss)	366.5	57.2		312.1	158.6
Net income (loss) attributable to noncontrolling interests	(6.1)			(9.0)
Net income (loss) attributable to CBI	$360.4	$57.2	$417.6	$303.1	$158.6	$461.7	19%	(10%)

EPS (2)	$1.85	$0.29	$2.14	$1.56	$0.81	$2.37	19%	(10%)

Weighted average common shares outstanding – diluted	194.856		194.856	194.820		194.820

Gross margin	49.4%		52.3%	49.2%		50.3%
Operating margin	13.4%		32.2%	28.2%		31.0%
Effective tax rate	225.3%		15.4%	10.2%		14.1%

Constellation Brands, Inc. Q3 FY2020 Earnings Release	12

	Three Months Ended November 30, 2019				Three Months Ended November 30, 2018
Comparable Adjustments	Acquisitions, Divestitures, and Related Costs (3)	Restructuring and Other Strategic Business Development Costs (4)	Other (5)	Total	Acquisitions, Divestitures, and Related Costs (3)	Restructuring and Other Strategic Business Development Costs (4)	Other (5)	Total
Cost of product sold	$(0.3)	$(63.5)	$5.4	$(58.4)	$(2.2)	$(1.5)	$(18.2)	$(21.9)
Selling, general, and administrative expenses	$(1.2)	$(2.4)	$(0.8)	$(4.4)	$(33.4)	$(2.3)	$2.2	$(33.5)
Impairment of assets held for sale	$—	$(390.0)	$—	$(390.0)	$—	$—	$—	$—
Gain (loss) on sale of business	$76.0	$—	$—	$76.0	$—	$—	$—	$—
Operating income (loss)	$74.5	$(455.9)	$4.6	$(376.8)	$(35.6)	$(3.8)	$(16.0)	$(55.4)
Income (loss) from unconsolidated investments	$(4.9)	$—	$(411.6)	$(416.5)	$—	$—	$(163.9)	$(163.9)
Interest income, net	$—	$—	$—	$—	$20.3	$—	$—	$20.3
Loss on extinguishment of debt	$—	$—	$—	$—	$—	$—	$(1.7)	$(1.7)
(Provision for) benefit from income taxes (1)	$(15.4)	$111.2	$640.3	$736.1	$3.6	$1.1	$37.4	$42.1
Net income (loss) attributable to CBI	$54.2	$(344.7)	$233.3	$(57.2)	$(11.7)	$(2.7)	$(144.2)	$(158.6)

EPS (2)	$0.28	$(1.77)	$1.20	$(0.29)	$(0.06)	$(0.01)	$(0.74)	$(0.81)

(1)
The effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the Comparable Adjustment was recognized. For the three months and nine months ended November 30, 2019, the (provision for) benefit from income taxes includes a net income tax benefit recognized as a result of tax reform in Switzerland. For the nine months ended November 30, 2019, the (provision for) benefit from income taxes includes a net income tax benefit recognized for the reversal of a valuation allowance for capital loss carryforwards as a result of classifying assets held for sale in connection with the definitive agreement to sell a portion of the wine and spirits business to E. & J. Gallo Winery. Additionally, for the three months and nine months ended November 30, 2018, the (provision for) benefit from income taxes also includes a net income tax benefit recognized in connection with the Tax Cuts and Jobs Act (the “TCJ Act”) (see (5) and (9) herein).

(2)
May not sum due to rounding as each item is computed independently. For the three months and nine months ended November 30, 2019, the comparable adjustments and comparable basis diluted net income per share are calculated on a fully dilutive basis. (6)

(3)
For the three months ended November 30, 2019, acquisitions, divestitures, and related costs primarily consist of a net gain recognized in connection with the sale of the Black Velvet Canadian Whisky business. For the three months ended November 30, 2018, acquisitions, divestitures, and related costs consist primarily of transaction and other acquisition-related costs recognized in connection with the November 2018 investment in Canopy Growth Corporation (“Canopy”), including (i) a net loss on the settlement of foreign currency option contracts entered into to fix the U.S. dollar cost of the transaction, (ii) bridge commitment fees associated with debt financing of investment, and (iii) direct acquisition costs, partially offset by a net gain on the settlement of interest rate swap contracts entered into to economically hedge our exposure to interest rate volatility associated with the debt financing for the transaction.

(4)
For the three months ended November 30, 2019, and November 30, 2018, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources, and enabling a new enterprise resource planning system. For the three months ended November 30, 2019, restructuring and other strategic business development costs also consist of an impairment of long-lived assets held for sale and costs to optimize our portfolio, gain efficiencies, and reduce our cost structure primarily within the wine and spirits segment.

(5)
For the three months ended November 30, 2019, other consists primarily of a net income tax benefit recognized as a result of tax reform in Switzerland and a net gain associated with Canopy equity earnings and related activities, partially offset by an unrealized net loss from the mark to fair value of our investments in Canopy. For the three months ended November 30, 2018, other consists primarily of an unrealized net loss from the mark to fair value of our investments in Canopy and a net loss from the mark to fair value of undesignated commodity derivative contracts, partially offset by a net income tax benefit recognized in connection with the TCJ Act.

Constellation Brands, Inc. Q3 FY2020 Earnings Release	13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data, unaudited)

	Nine Months Ended November 30, 2019			Nine Months Ended November 30, 2018			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$6,440.6		$6,440.6	$6,318.8		$6,318.8	2%	2%
Cost of product sold	(3,238.5)	$140.4		(3,132.0)	$25.3
Gross profit	3,202.1	140.4	$3,342.5	3,186.8	25.3	$3,212.1	—%	4%
Selling, general, and administrative expenses	(1,251.7)	42.9		(1,239.9)	58.0
Impairment of assets held for sale	(417.0)	417.0		—
Gain (loss) on sale of business	76.0	(76.0)		—
Operating income (loss)	1,609.4	524.3	$2,133.7	1,946.9	83.3	$2,030.2	(17%)	5%
Income (loss) from unconsolidated investments	(2,711.8)	2,564.4		918.2	(886.3)
EBIT			$1,986.3			$2,062.1	NA	(4%)
Interest expense	(329.3)			(248.6)	(20.1)
Loss on extinguishment of debt	(2.4)	2.4		(1.7)	1.7
Income (loss) before income taxes	(1,434.1)	3,091.1	$1,657.0	2,614.8	(821.4)	$1,793.4	(155%)	(8%)
(Provision for) benefit from income taxes (1)	1,046.5	(1,304.1)		(405.1)	82.2
Net income (loss)	(387.6)	1,787.0		2,209.7	(739.2)
Net income (loss) attributable to noncontrolling interests	(22.6)			(13.3)
Net income (loss) attributable to CBI	$(410.2)	$1,787.0	$1,376.8	$2,196.4	$(739.2)	$1,457.2	(119%)	(6%)

EPS (2)	$(2.17)	$9.17	$7.07	$11.21	$(3.77)	$7.44	(119%)	(5%)

Weighted average common shares outstanding – diluted (6)	168.258	26.606	194.864	195.921		195.921

Gross margin	49.7%		51.9%	50.4%		50.8%
Operating margin	25.0%		33.1%	30.8%		32.1%
Effective tax rate	73.0%		15.5%	15.5%		18.0%

Constellation Brands, Inc. Q3 FY2020 Earnings Release	14

	Nine Months Ended November 30, 2019				Nine Months Ended November 30, 2018
Comparable Adjustments	Acquisitions, Divestitures, and Related Costs (7)	Restructuring and Other Strategic Business Development Costs (8)	Other (9)	Total	Acquisitions, Divestitures, and Related Costs (7)	Restructuring and Other Strategic Business Development Costs (8)	Other (9)	Total
Cost of product sold	$(1.5)	$(131.3)	$(7.6)	$(140.4)	$(3.6)	$(6.5)	$(15.2)	$(25.3)
Selling, general, and administrative expenses	$4.8	$(25.5)	$(22.2)	$(42.9)	$(33.0)	$(10.9)	$(14.1)	$(58.0)
Impairment of assets held for sale	$—	$(417.0)	$—	$(417.0)	$—	$—	$—	$—
Gain (loss) on sale of business	$76.0	$—	$—	$76.0	$—	$—	$—	$—
Operating income (loss)	$79.3	$(573.8)	$(29.8)	$(524.3)	$(36.6)	$(17.4)	$(29.3)	$(83.3)
Income (loss) from unconsolidated investments	$(23.9)	$—	$(2,540.5)	$(2,564.4)	$99.8	$—	$786.5	$886.3
Interest income, net	$—	$—	$—	$—	$20.1	$—	$—	$20.1
Loss on extinguishment of debt	$—	$—	$(2.4)	$(2.4)	$—	$—	$(1.7)	$(1.7)
(Provision for) benefit from income taxes (1)	$42.1	$139.7	$1,122.3	$1,304.1	$7.9	$4.5	$(94.6)	$(82.2)
Net income (loss) attributable to CBI	$97.5	$(434.1)	$(1,450.4)	$(1,787.0)	$91.2	$(12.9)	$660.9	$739.2

EPS (2)	$0.50	$(2.23)	$(7.44)	$(9.17)	$0.47	$(0.07)	$3.37	$3.77

(6)
We have excluded 23,315,761 of Class B Convertible Common Stock and 3,290,122 of shares issuable under the assumed exercise of stock options using the treasury stock method from the calculation of reported basis diluted net loss per share for the nine months ended November 30, 2019, as the effect of including these would have been anti-dilutive.

(7)
For the nine months ended November 30, 2019, acquisitions, divestitures, and related costs consist primarily of (i) a net gain recognized in connection with the sale of the Black Velvet Canadian Whisky business, (ii) a net income tax benefit recognized for the reversal of a valuation allowance, (iii) and a gain related to the remeasurement of our previously held equity interest in Nelson’s Green Brier to the acquisition-date fair value, partially offset by flow through of inventory basis adjustments associated with our investment in Canopy. For the nine months ended November 30, 2018, acquisitions, divestitures, and related costs consist primarily of (i) a net gain recognized in connection with the sale of our remaining interest in our previously-owned Australian and European business (the “Accolade Wine Investment”), (ii) a net gain on the settlement of interest rate swap contracts entered into to economically hedge our exposure to interest rate volatility associated with the debt financing for the November 2018 investment in Canopy, and (iii) a gain on the sale of certain assets. These gains were partially offset by transaction and other acquisition-related costs recognized in connection with the November 2018 investment in Canopy, including (i) a net loss on the settlement of foreign currency option contracts entered into to fix the U.S. dollar cost of the transaction, (ii) bridge commitment fees associated with debt financing of investment, and (iii) direct acquisition costs.

(8)
For the nine months ended November 30, 2019, and November 30, 2018, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources, and enabling a new enterprise resource planning system. For the nine months ended November 30, 2019, restructuring and other strategic business development costs also consist of an impairment of long-lived assets held for sale and costs to optimize our portfolio, gain efficiencies, and reduce our cost structure primarily within the wine and spirits segment.

(9)
For the nine months ended November 30, 2019, other consists primarily of an unrealized net loss from the mark to fair value of our investments in Canopy and costs associated with Canopy equity losses and related activities, partially offset by an unrealized gain from the June 2019 modification of the terms of the November 2018 Canopy Warrants and a net income tax benefit recognized as a result of tax reform in Switzerland. For the nine months ended November 30, 2018, other consists primarily of an unrealized net gain from the mark to fair value of our investments in Canopy and a net income tax benefit recognized in connection with the TCJ Act, partially offset by a prior period adjustment for deferred compensation related to certain employment agreements and a net loss from the mark to fair value of undesignated commodity derivative contracts.

Constellation Brands, Inc. Q3 FY2020 Earnings Release	15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data, unaudited)

Canopy Equity Earnings (Losses) and Related Activities (“Canopy EIE”)
Canopy EIE non-GAAP financial measures are provided because management uses this information to monitor our investment in Canopy. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance.

	Three Months Ended November 30, 2019	Nine Months Ended November 30, 2019
Equity earnings (losses) and related activities- reported basis, Canopy EIE (GAAP) (1)	$46.2	$(544.2)
Comparable Adjustments (2)(3)	(117.3)	364.0
Equity losses and related activities - comparable basis, Canopy EIE (Non-GAAP)	(71.1)	(180.2)
Benefit from income taxes (3)	22.9	54.8
Net income (loss) attributable to CBI - comparable basis, Canopy EIE (Non-GAAP)	$(48.2)	$(125.4)

	Three Months Ended November 30, 2019	Nine Months Ended November 30, 2019
EPS - reported basis, Canopy EIE (GAAP)	$0.21	$(2.14)
Comparable Adjustments - Canopy EIE (Non-GAAP)	(0.46)	1.43
EPS - comparable basis, Canopy EIE (Non-GAAP) (4)	$(0.25)	$(0.64)

	Three Months Ended November 30, 2019	Nine Months Ended November 30, 2019
EBIT - comparable basis (Non-GAAP) (5)	$604.0	$1,986.3
Equity losses and related activities - comparable basis, Canopy EIE (Non-GAAP)	(71.1)	(180.2)
EBIT - comparable basis, excluding Canopy EIE (Non-GAAP)	$675.1	$2,166.5

	Three Months Ended November 30, 2019	Nine Months Ended November 30, 2019
EPS - comparable basis (Non-GAAP) (5)	$2.14	$7.07
Comparable basis, Canopy EIE (Non-GAAP)	(0.25)	(0.64)
EPS - comparable basis, excluding Canopy EIE (Non-GAAP) (4)	$2.39	$7.71

EPS Guidance	Range for the Year Ending February 29, 2020
Forecasted EPS - reported basis (GAAP)	$0.95	$1.05
Acquisitions, divestitures, and related costs (6)	(0.51)	(0.51)
Restructuring and other strategic business development costs (7)	2.23	2.23
Other (8)	7.42	7.42
Comparable basis, Canopy EIE (Non-GAAP)	(0.64)	(0.64)
Forecasted EPS - comparable basis, excluding Canopy EIE (Non-GAAP) (4)	$9.45	$9.55

Actual for the Year Ended February 28, 2019
EPS - reported basis (GAAP)	$17.57
Acquisitions, divestitures, and related costs (6)	(0.44)
Restructuring and other strategic business development costs (7)	0.10
Other (8)	(7.95)
EPS - comparable basis (Non-GAAP) (4)	9.28
Comparable basis, Canopy EIE (Non-GAAP)	(0.06)
EPS - comparable basis, excluding Canopy EIE (Non-GAAP) (4)	$9.34

Constellation Brands, Inc. Q3 FY2020 Earnings Release	16

(1)	Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)
Comparable Adjustments, Canopy EIE include: impact from the June 2019 warrant modification, unrealized net (gain) loss from the mark to fair value of securities measured at fair value and related activities, flow through of inventory step-up, share-based compensation expense related to acquisition milestones, acquisition costs, loss on dilution due to Canopy’s issuance of additional stock, and other (gains) losses.

(3)
The Comparable Adjustment effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized. The benefit from income taxes effective tax rate applied to our equity in earnings (losses) of Canopy is generally based on the tax rates of the legal entities that hold our investment.

(4)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable basis diluted net income per share are calculated on a fully dilutive basis.
(5)	See reconciliation of the applicable non-GAAP financial measures for the three months and nine months ended November 30, 2019, on pages 12 and 14, respectively.
(6)	Acquisitions, divestitures, and related costs include: (4)	Estimated for the Year Ending February 29, 2020	Actual for the Year Ended February 28, 2019
	Net (gain) loss on sale of Black Velvet Canadian Whisky business	$(0.30)	$—
	Net income tax benefit recognized for the reversal of a valuation allowance	$(0.28)	$—
	Gain on the remeasurement of our investment in Nelson’s Green Brier	$(0.05)	$—
	Net (gain) loss on sale of Accolade Wine Investment	$—	$(0.50)
	Net (gain) loss on interest rate swap contracts associated with debt financing of investment	$—	$(0.13)
	(Gain) loss on sale of certain assets	$—	$(0.06)
	Net (gain) loss on foreign currency derivative contracts associated with investment	$—	$0.13
	Bridge commitment fees associated with debt financing of investment	$—	$0.06
	Transaction, integration, and other acquisition-related costs in connection with:
	Investments in Canopy	$0.10	$0.05
	Wine and Spirits transactions with Gallo	$0.02	$—
	Schrader Cellars wine acquisition	$—	$0.01
	October 2016 Wine and Spirits Acquisitions	$—	$0.01
(7)
For the years ended February 29, 2020, and February 28, 2019, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources, and enabling a new enterprise resource planning system. For the year ended February 29, 2020, restructuring and other strategic business development costs also consist of an impairment of long-lived assets held for sale and costs to optimize our portfolio, gain efficiencies, and reduce our cost structure primarily within the wine and spirits segment.

(8)	Other includes: (4)	Estimated for the Year Ending February 29, 2020	Actual for the Year Ended February 28, 2019
	Unrealized net (gain) loss from mark to fair value of investments in Canopy	$8.78	$(7.99)
	Canopy equity (earnings) losses and related activities comparable adjustments	$1.26	$(0.03)
	Unconsolidated investments, other	$0.07	$(0.04)
	Net (gain) loss from mark to fair value of undesignated commodity derivative contracts	$0.06	$0.03
	Loss on change in estimated fair value of a contingent liability associated with a prior period acquisition	$0.05	$—
	Impairment of certain Ballast Point intangible assets	$0.04	$0.41
	Loss on extinguishment of debt	$0.01	$0.01
	Net income tax benefit recognized in connection with tax reform in Switzerland	$(2.81)	$—
	Loss on (recovery of) write-down of certain bulk wine inventory as a result of smoke damage sustained during wildfires in California	$(0.04)	$0.01
	Net income tax benefit recognized for the reversal of a valuation allowance	$—	$(0.26)
	Net income tax benefit recognized in connection with the TCJ Act	$—	$(0.19)
	Prior period adjustment for deferred compensation related to certain employment contracts	$—	$0.08
	Adverse supply contracts	$—	$0.02

Constellation Brands, Inc. Q3 FY2020 Earnings Release	17

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2020
Net cash provided by operating activities (GAAP)	$2,200.0	$2,400.0
Purchases of property, plant, and equipment	(700.0)	(800.0)
Free cash flow (Non-GAAP)	$1,500.0	$1,600.0

	Actual for the Nine Months Ended November 30, 2019	Actual for the Nine Months Ended November 30, 2018
Net cash provided by operating activities (GAAP)	$2,076.3	$1,973.9
Purchases of property, plant, and equipment	(538.3)	(620.3)
Free cash flow (Non-GAAP)	$1,538.0	$1,353.6

Constellation Brands, Inc. Q3 FY2020 Earnings Release	18